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                                                                  EXHIBIT 23(a)





                      CONSENT OF INDEPENDENT ACCOUNTANTS



        We hereby consent to the inclusion in the Prospectus constituting part of this Registration Statement on Form S-11 of our report dated April 7, 1997 relating to the balance sheet of D&N Capital Corporation as of April 4, 1997, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                        Coopers & Lybrand L.L.P.


Detroit, Michigan
June 26, 1997